                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                          THE SECURITIES ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 30, 1997

                          NEUROMEDICAL SYSTEMS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Delaware                         0-26984                  13-3526980
      (State or other              (Commission File No.)      (I.R.S. Employer
        jurisdiction                                        Identification No.)
       of incorporation

           Two Executive Boulevard, Suite 306
                     Suffern, New York                              10901-4164
            (Address of principal executive offices)                (Zip Code)

      Registrant's telephone number, including area code: (914) 368-3600

ITEM 5.
------

NEUROMEDICAL SYSTEMS, INC.
1997 THIRD QUARTER AND NINE MONTHS FINANCIAL RESULTS

         Neuromedical Systems, Inc. (the "Company") today announced third quarter and nine month financial results for the period ended September 30, 1997.

           Revenues for the third quarter were $2,526,000, an increase of 96% from $1,286,000 reported in the third quarter of 1996. During the third quarter of 1997, approximately 60% of the Company's revenues were derived from the United States, with the balance coming from Western Europe, Australia and the greater China market (including Hong Kong, the People's Republic of China and Taiwan). Net loss for the quarter was $9,244,000, or $.30 per share, compared to a net loss of $9,588,000, or $.33 per share, for the third quarter of 1996.

         Revenues for the nine month period ended September 30, 1997 were $6,407,000, an increase of 117% from $2,954,000 reported for the same period of 1996. The net loss for the first nine months of 1997 was $27,738,000, or $.90 per share, compared to a net loss of $23,813,000, or $.82 per share, for the same period of 1996.

         During the third quarter, the Company devoted its efforts to becoming a laboratory-focused organization. The Company believes that several programs initiated during the third quarter will add value in the pathology laboratories, both medically and economically, and that laboratories are becoming more supportive of PAPNET(R) testing.

         During the quarter, the Company continued its efforts to build support among opinion-leading cytopathologists and cytotechnologists. Several programs announced during the quarter contributed toward that goal.

         First, the Company assembled a distinguished group of physicians to make up the pathology advisory board (PAB). The PAB is comprised of independent physicians who will help direct the Company's efforts in the development of services and programs that can help laboratory professionals improve patient care. The PAB held its first meeting in September and will continue to meet periodically throughout the coming year. The Company expects that the PAB will add value to the laboratory and to NSI.

         Second, the Company launched the PAPNET(R) Access Program, a partnership with ten academic medical centers to provide free PAPNET(R) testing to indigent women, and to gather data on the benefits that PAPNET(R) testing can confer to infrequently screened populations.

         Finally, in October the Company announced the publication of its Food and Drug Administration (FDA) clinical trial in the peer-review journal Human Pathology, showing PAPNET(R) testing can help laboratories detect cervical cancer more efficiently and earlier. This publication now brings the total number of peer-reviewed manuscripts on PAPNET(R) testing in gynecologic cytology to thirty-six
(36) and contributes to the body of data that makes PAPNET(R) testing a widely studied and extensively reviewed technology in cervical cancer screening.

         During the quarter, the Company also initiated new programs to help the Company communicate more effectively with pathologists at customer labs. NSI sponsored workshops for pathologists to discuss how PAPNET(R) testing can help laboratory professionals improve patient care. These programs were designed to provide pathologists with a better understanding of the clinical and economical value of integrating PAPNET(R) testing into their laboratories.

         The Company also focused its technical efforts for the benefit of the pathology laboratory customer. The Company has implemented its Laboratory Support Group (LSG). The LSG has hired cytotechnologists with extensive experience in both hands-on cytology and in the supervision of cytotechnology teams.

         During the month of October, the Company signed a contract with Mercy Medical Center of Canton, Ohio to rescreen 100% of its Pap smear slides using the PAPNET(R) Testing System. This contract represents a significant milestone for the Company. The Company expects to begin generating revenue from this contract during the fourth quarter of 1997.

         The Company made progress in its commitment to seek approval of the PAPNET(R) Testing System as a primary screener in the United States, and is working with the FDA to establish the trial protocol. The Company expects to complete site selection and training in the fourth quarter of 1997, and anticipates that it will begin screening trial smears during the first quarter of 1998.

         In Europe, the Company announced its plan to sell scanners and related PAPNET(R) equipment to laboratories. In October, the Company signed its first European contract and expects to deliver the first PAPNET-on-Cyte(TM) system in the fourth quarter. The Company plans to focus product development activities on reconfiguring and packaging the PAPNET(R) Scanning Station so that it will be a convenient and efficient tool for the laboratory customer.

         During the third quarter, the Company continued its search for a permanent Chief Executive Officer. There has been substantial interest in the position and the Board of Directors and Company management have met with several promising candidates. The Company expects the new Chief Executive Officer to be appointed during the fourth quarter of 1997.

         The Company's third quarter revenues of $2,526,000 increased by 13% from the second quarter 1997 level of $2,230,000. This increase was due to higher revenues in both the United States and international markets. The revenue increase in the United States was due primarily to increased unit volume while the increase in international revenue was primarily associated with the purchase by the Company of New System International, Ltd. in June 1997. Total costs and expenses were $12,124,000 during the third quarter of 1997 compared to $11,591,000 in the second quarter of 1997, an increase of $533,000. Although the Company reduced sales and marketing expenses by $871,000 from the prior quarter, higher costs for legal fees, primarily litigation related, cost of sales and CEO related recruiting fees and severance costs more than offset this reduction and resulted in the overall increase in costs and expenses compared to the second quarter of 1997. Litigation and CEO related recruiting fees and severance costs were approximately $880,000 during the quarter. For these reasons, the net loss of $9,244,000 or $.30 per share during the third quarter was slightly greater than the net loss of $8,769,000 or $.28 per share which occurred in the second quarter of 1997.

         During the third quarter, the Company initiated several cost reduction programs. These initiatives included an overall reduction in headcount and contracted consultants of approximately 11% in the United States, Israel and Europe from June 1997 levels; a reduction in marketing costs associated with advertising and agency fees, consistent with NSI's efforts to become a laboratory and clinician focused company; a reduction in the use of outside consulting firms; and the adoption of a build-to-demand production schedule for scanners and related equipment in place of the previous policy of build-to-stock. The Company anticipates that these changes will help to reduce its burn rate in the fourth quarter 1997 and during 1998.

         Neuromedical Systems, Inc. is a healthcare technology company focused on diagnostic screening applications to aid in the early detection of certain cancers. Neuromedical's first product, the PAPNET(R) Testing System, increases the accuracy of cervical screening by displaying potentially abnormal cells for review and analysis by a cytology professional. The Company believes that increasing access to routine screening and adoption of PAPNET(R) testing can reduce the morbidity and mortality associated with cervical cancer. Laboratories, clinicians and patients interested in learning more about PAPNET(R) testing may call Neuromedical Systems toll-free at 1-800-PAPNET4, or may visit NSI on the World Wide Web at www.nsix.com.

         The Company's Condensed Consolidated Balance Sheets and Consolidated Condensed Statements of Operations with respect to 1997 third quarter and nine months financial results appear on the following page.

                          NEUROMEDICAL SYSTEMS, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                    SEPTEMBER 30,          DECEMBER 31,
                                             -----------------------  --------------------
                                                         1997                  1996
                                             -----------------------  --------------------
                                                     (UNAUDITED)
ASSETS
      Cash and marketable securities         $            52,824,000  $         83,391,000
      Other current assets                                 3,785,000             3,185,000
      Property and equipment, net                         16,411,000            16,388,000
      Other assets                                         2,355,000             1,240,000
                                             -----------------------  --------------------

            Total Assets                     $            75,375,000  $        104,204,000
                                             =======================  ====================

LIABILITIES AND
STOCKHOLDERS' EQUITY
      Current liabilities                    $             9,721,000  $          9,510,000
      Other liabilities                                    9,484,000            11,166,000
      Stockholders' equity                                56,170,000            83,528,000
                                             -----------------------  --------------------
            Total Liabilities and
             Stockholders' Equity            $            75,375,000  $        104,204,000
                                             =======================  ====================


                           NEUROMEDICAL SYSTEMS, INC.
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                 THREE MONTHS ENDED
                                                   SEPTEMBER 30,
                                  -------------------------------------------------
                                             1997                     1996
                                  -------------------------   ---------------------
REVENUES                          $               2,526,000   $           1,286,000
                                  -------------------------   ---------------------
COSTS AND EXPENSES
      Cost of sales                               3,138,000               2,085,000
      Marketing                                   3,962,000               6,262,000
      Research and development                    2,207,000               1,945,000
      General and administrative                  2,817,000               1,559,000
                                  -------------------------   ---------------------
        Total Costs and Expenses                 12,124,000              11,851,000
                                  -------------------------   ---------------------

      Other income (expense), net                   354,000                 977,000
                                  -------------------------   ---------------------

NET LOSS                          $            (9,244,000)    $        (9,588,000)
                                  =========================   =====================

NET LOSS PER SHARE                $                 (0.30)    $             (0.33)
                                  =========================   =====================

WEIGHTED AVERAGE
      SHARES OUTSTANDING                         30,931,000              29,450,000
                                  =========================   =====================

                                              NINE MONTHS ENDED
                                                 SEPTEMBER 30,
                                  -----------------------------------------------
                                            1997                   1996
                                  ----------------------   ----------------------
REVENUES                          $            6,407,000   $            2,954,000
                                  ----------------------   ----------------------
COSTS AND EXPENSES
      Cost of sales                            8,390,000                5,709,000
      Marketing                               14,273,000               13,635,000
      Research and development                 6,196,000                5,024,000
      General and administrative               6,815,000                5,115,000
                                  ----------------------   ----------------------

      Total Costs and Expenses                35,674,000               29,483,000
                                  ----------------------   ----------------------

      Other income (expense), net              1,529,000                2,716,000
                                  ----------------------   ----------------------

NET LOSS                          $          (27,738,000)   $        (23,813,000)
                                  ======================   ======================

NET LOSS PER SHARE                 $              (0.90)    $              (0.82)
                                   ======================   ======================
WEIGHTED AVERAGE
      SHARES OUTSTANDING                     30,891,000               29,117,000
                                  ======================   ======================

SAFE HARBOR STATEMENT
---------------------

         Forward-looking statements discussed in this release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this release are forward-looking statements which reflect the Company's current views with respect to future events and financial performance, which include, but are not limited to, statements regarding Company plans and operations, management's assessments and decisions, marketing and promotion strategy, and discussions of product development and performance. The words "believe", "expect", "anticipate", "estimate", "project" and similar expressions identify forward-looking statements, which speak only as of the date hereof. Investors are cautioned that such forward looking statements involve risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated due to many factors, including, but not limited to, the Company's continuing negative cash flow, reliance on a single product, competition, dependence on key personnel, the impact on the Company of its territorial license agreements, dependence on patents and proprietary technology, government regulation of products and advertising, limited marketing and sales history, the impact of third-party reimbursement decisions, litigation and other risks detailed in the Company's Securities and Exchange Commission filings, including its 1996 Form 10-K and Exhibit 99.1 attached thereto. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

EXHIBITS
--------
           Exhibit No.      Exhibit
           -----------      -------
           27.1             Financial Data Schedule

         The filing of this Form 8-K by the Company is made pursuant to the Company's contractual obligations under Section 6A of the Underwriting Agreement (U.S. Version) among the Company and the underwriters of the Company's initial public offering of common stock, par value $.0001 per share, dated December 7, 1995, previously filed with the Commission as an Exhibit to the Company's Registration Statement on Form S-1, dated as of even date therewith.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Suffern, New York on this 30th day of October, 1997.

                                     NEUROMEDICAL SYSTEMS, INC.

                                     By:  /s/ David Duncan, Jr.
                                          ----------------------------
                                          David Duncan, Jr.
                                          Vice President, Finance and
                                          Administration and Chief
                                          Financial Officer